Exhibit 4.1
EXECUTION VERSION

SIXTH SUPPLEMENTAL INDENTURE

__________

FIRSTENERGY NUCLEAR GENERATION, LLC

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee

__________

Dated as of December 19, 2016

__________

Providing among other things for

First Mortgage Bonds, Collateral Series L of 2016 due 2018
_________

Supplemental to Open-End Mortgage, General Mortgage
Indenture and Deed of Trust, Dated as of June 1, 2009

112489313 v1

THIS SIXTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 19, 2016, between FIRSTENERGY NUCLEAR GENERATION, LLC (formerly known as FirstEnergy Nuclear Generation Corp.), a limited liability company organized and existing under the laws of the State of Ohio (hereinafter called the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association organized and existing under the laws of the United States of America, as Trustee (hereinafter called the “Trustee”) under the Open-End Mortgage, General Mortgage Indenture and Deed of Trust, dated as of June 1, 2009 (hereinafter called the “Original Indenture”) with the Company.
W I T N E S S E T H:
WHEREAS, the Company has heretofore duly executed and delivered to the Trustee the Original Indenture to secure Bonds of the Company, issuable in series, from time to time, in the manner and subject to the conditions set forth, and without limit as to principal amount except as provided in the Original Indenture which Original Indenture has been filed for record in the filing offices set forth on Schedule 1 attached hereto and incorporated herein by reference; and
WHEREAS, the Company has heretofore executed and delivered to the Trustee a First Supplemental Indenture supplementing the Original Indenture dated as of June 15, 2009 (the “First Supplemental Indenture”), a Second Supplemental Indenture supplementing the Original Indenture dated as of June 30, 2009 (the “Second Supplemental Indenture”), a Third Supplemental Indenture supplementing the Original Indenture dated as of December 1, 2009 (the “Third Supplemental Indenture”), a Fourth Supplemental Indenture supplementing the Original Indenture dated as of February 14, 2012 (the “Fourth Supplemental Indenture”), a Fifth Supplemental Indenture supplementing the Original Indenture dated as of August 15, 2016 (the “Fifth Supplemental Indenture”) and the Original Indenture, which, as supplemented by the aforementioned First Supplemental Indenture, Second Supplemental Indenture, Third Supplemental Indenture, Fourth Supplemental Indenture, Fifth Supplemental Indenture and this Supplemental Indenture and any other indentures supplemental to the Original Indenture, is herein referred to as the “Indenture”; and
WHEREAS, the Company, by appropriate corporate action in conformity with the terms of the Indenture, has duly determined to create a new series of Bonds under the Indenture, consisting of $450,000,000 in aggregate principal amount to be designated as “First Mortgage Bonds, Collateral Series L of 2016 due 2018” (hereinafter referred to as the “bonds of December 2016 Collateral Series”), which shall bear interest at the rate per annum set forth in, subject to certain redemption rights and obligations set forth in, and will otherwise be in the form and have the terms and provisions provided for in this Supplemental Indenture; and
WHEREAS, the bonds of December 2016 Collateral Series and the Trustee’s certificate of authentication to be endorsed thereon shall be substantially in the form included in Exhibit A hereto; and
WHEREAS, the bonds of December 2016 Collateral Series shall be delivered to the Lender as a condition to an initial Extension of Credit; and

WHEREAS, it is provided in the Indenture, among other things, that the Company shall execute and file with the Trustee and the Trustee, at the request of the Company, when required by the Indenture, shall join in the execution of indentures supplemental thereto, and which thereafter shall form a part thereof, for the purpose, among others of providing for the creation of any series of Bonds and specifying the form and provisions of the Bonds of such series; and
WHEREAS, the Company deems it advisable to enter into this Supplemental Indenture for the purposes of establishing the form, terms and provisions of the bonds of December 2016 Collateral Series as provided and contemplated by Sections 2.01(a) and 3.01(b) of the Indenture, and the Company has requested and hereby requests the Trustee to join in the execution of this Supplemental Indenture; and
WHEREAS, all acts and things have been done and performed which are necessary to make this Supplemental Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed; and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized.
NOW THEREFORE, in consideration of the premises and in further consideration of the sum of One Dollar in lawful money of the United States of America paid to the Company by the Trustee at or before the execution and delivery of this Supplemental Indenture, the receipt whereof is hereby acknowledged, and of other good and valuable consideration, it is agreed by and between the Company and the Trustee as follows:
ARTICLE I
DEFINITIONS
SECTION 1.01    Terms Incorporated by Reference.
Except for the terms defined in this Supplemental Indenture, all capitalized terms used in this Supplemental Indenture have the respective meanings set forth in the Original Indenture.
SECTION 1.02    Additional Definitions.
“Authorized Representative” means any duly elected or appointed officer of the Lender.
“bonds of December 2016 Collateral Series” means the bonds of Collateral Series L.
“Borrower” means FirstEnergy Solutions Corp., an Ohio corporation, as borrower under the Credit Agreement.
“Credit Agreement” means that certain Credit Agreement, dated as of December 6, 2016, among the Borrower, the Company and FirstEnergy Generation, LLC (“FG”), as Guarantors, and the Lender, as may be amended, restated, supplemented or otherwise modified from time to time.

“Interest Payment Date” shall have the meaning assigned to such term in the form of bond of December 2016 Collateral Series.
“Lender” means FirstEnergy Corp., an Ohio corporation, as lender under the Credit Agreement.
“Mandatory Commitment Reduction” means any reduction of the Commitment made under the Credit Agreement pursuant to Section 2.06(b) of the Credit Agreement.
“Nuclear FMB Ratio” means the ratio of the outstanding aggregate maximum principal amount of bonds of December 2016 Collateral Series of the Company to the sum of the then current Commitment and Surety Credit Support Cap of the Lender, initially, 450,000,000: 700,000,000.
“Voluntary Commitment Reduction” means any reduction of the Commitment made under the Credit Agreement pursuant to Section 2.06(a) of the Credit Agreement.
The terms “Advances,” “Commitment,” “Extension of Credit,” “Guarantor,” “Note,” “Outstanding Credits” “Reimbursement Obligation,” “Surety Credit Support” and “Surety Credit Support Cap” shall have the respective meanings assigned to those terms in the Credit Agreement.
SECTION 1.03.    Rules of Construction. All references to any agreement refer to such agreement as modified, varied, supplemented, amended or restated from time to time by the parties thereto (including any permitted successors or assigns) in accordance with its terms.
ARTICLE II
BONDS
SECTION 2.01. Designation and Issuance of Bonds. The bonds of December 2016 Collateral Series shall be designated, as hereinbefore recited, as the Company’s “First Mortgage Bonds, Collateral Series L of 2016 due 2018” and, subject to the provisions of the Indenture, shall be limited to the aggregate principal amount of Four Hundred Fifty Million Dollars ($450,000,000). The bonds of December 2016 Collateral Series are to be issued and secured by the Lien of the Indenture.
SECTION 2.02. Form, Date, Maturity Date, Interest Rate and Interest Payment Dates of Bonds. (a) The definitive bonds of December 2016 Collateral Series shall be in engraved, lithographed, printed or typewritten form and shall be registered bonds without coupons, and such bonds and the Trustee’s certificate of authentication to be endorsed thereon shall be substantially in the form included in Exhibit A hereto. The bonds of December 2016 Collateral Series shall be dated as provided in Section 3.03 of the Indenture.

(b)    The bonds of December 2016 Collateral Series shall bear interest as provided in the form of the bond of December 2016 Collateral Series, and such provisions are incorporated at this place as though set forth in their entirety. The interest rate and maturity date of the bonds of December 2016 Collateral Series shall be as set forth in the form of the bond of December 2016 Collateral Series; provided, however, such interest rate or rates on the bonds of December 2016 Collateral Series shall not exceed ten percent (10%) per annum (calculated on the basis of a year of 360 days for the actual days elapsed). The bonds of December 2016 Collateral Series shall bear interest until the principal thereof shall be paid in full.
(c)    The interest on the bonds of December 2016 Collateral Series so payable on any Interest Payment Date shall, subject to the exceptions provided in Section 3.07 of the Indenture, and to the provisions of Section 2.04 of this Supplemental Indenture, be paid to the person in whose name such Bond is registered on such Interest Payment Date.
SECTION 2.03. Bonds Issued as Collateral Security. The bonds of December 2016 Collateral Series shall be issued, delivered, and pledged to, and registered in the name of, the Lender under the Credit Agreement in order to secure and provide for, and as collateral security for, the due and punctual payment of the Outstanding Credits and Reimbursement Obligations arising thereunder.
SECTION 2.04. Credit for Payments of the Advances and Reimbursement Obligations and Adjustment of the Commitment.
(a)    Any payment made in respect of the Borrower’s obligations under the Credit Agreement with respect to the payment of (i) unpaid principal on the Advances of or (ii) unpaid interest on the Advances of the Credit Agreement shall be deemed a payment in respect of (x) principal of or (y) interest on, respectively, the bonds of December 2016 Collateral Series, but any such payment of principal shall not reduce the principal amount of the bonds of December 2016 Collateral Series unless, and then only to the extent, the amount available to be advanced under the Commitment is irrevocably reduced concurrently with such payment pursuant to a Voluntary Commitment Reduction or a Mandatory Commitment Reduction. The obligation of the Borrower to make payments with respect to the principal of and interest on the bonds of December 2016 Collateral Series shall be fully satisfied and discharged to the extent that, at any time that any such payment shall be due, the Borrower shall have paid fully all the Outstanding Credits and Reimbursement Obligations, and the Commitments shall have been terminated.
(b)    The Trustee may conclusively presume that the obligation of the Borrower to pay the principal of, and interest on, the bonds of December 2016 Collateral Series, as the same shall become due and payable, has been credited in accordance with this Section 2.04 unless and until it shall have received a written notice (including a telecopy or other form of written communication) from an Authorized Representative of the Lender stating that payment of Advances or interest thereon due under the Credit Agreement or the Note has become due and payable and has not been fully paid and specifying the amount of funds required to make such payment.

(c)    Any payment made in respect of the Borrower’s obligations under the Credit Agreement with respect to the payment of (i) unpaid principal on the Reimbursement Obligations of or (ii) unpaid interest on the Reimbursement Obligations or Surety Credit Support fees payable under Section 2.05 of the Credit Agreement shall be deemed a payment in respect of (x) principal of or (y) interest on, respectively, the bonds of December 2016 Collateral Series, but any such payment of principal shall not reduce the principal amount of the bonds of December 2016 Collateral Series unless, and then only to the extent, the Surety Credit Support Cap is irrevocably reduced concurrently with such payment. The obligation of the Borrower to make payments with respect to the principal of and interest on the bonds of December 2016 Collateral Series shall be fully satisfied and discharged to the extent that, at any time that any such payment shall be due, the Borrower shall have paid fully all the Outstanding Credits and Reimbursement Obligations, and the Commitments shall have been terminated.
(d)    The Trustee may conclusively presume that the obligation of the Borrower to pay the principal of, and interest on, the bonds of December 2016 Collateral Series, as the same shall become due and payable, has been credited in accordance with this Section 2.04 unless and until it shall have received a written notice (including a telecopy or other form of written communication) from an Authorized Representative of the Lender stating that payment of Reimbursement Obligations, interest thereon or Surety Credit Support fees due under the Credit Agreement has become due and payable and has not been fully paid and specifying the amount of funds required to make such payment.
(e)     The Trustee shall have no duty to monitor whether any payments required to be made under the Credit Agreement have, in fact, been paid.
SECTION 2.05. Execution of Bonds. The bonds of December 2016 Collateral Series shall be executed on behalf of the Company in accordance with Section 3.03 of the Indenture.
SECTION 2.06. Medium and Places of Payment of Principal of, and Interest on, the Bonds; Transferability and Exchangeability. The principal of, and the interest on, the bonds of December 2016 Collateral Series shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and such principal and interest shall be payable at the office or agency of the Company in the City of Cleveland, State of Ohio. The Corporate Trust Office of the Trustee shall serve as the initial location of such office. Subject to the limitations provided herein, the bonds of December 2016 Collateral Series shall be transferable and exchangeable, in the manner provided in Sections 3.05 and 3.06 of the Indenture, at said office or agency. The bonds of December 2016 Collateral Series shall not be transferable except (i) to a permitted successor or assignee to the Lender under the Credit Agreement, (ii) in connection with the exercise of the rights and remedies of the holder thereof consequent upon an “Event of Default” as defined in the Credit Agreement, or (iii) as may be necessary to comply with a final order of a court of competent jurisdiction in connection with any bankruptcy or reorganization proceeding of the Company. No charge shall be made by the Company to the registered owner of any bond of December 2016 Collateral Series for the registration of transfer of such Bond or for the exchange thereof for

Bonds of the same series of other authorized denominations, except, in the case of any transfer, a charge sufficient to reimburse the Company for any stamp or other tax or governmental charge required to be paid by the Company or the Trustee.
SECTION 2.07. Denominations and Numbering of Bonds. The bonds of December 2016 Collateral Series shall be issued in the denomination of $1,000 and any integral multiple thereof. The bonds of December 2016 Collateral Series shall each be numbered R-1 and consecutively upwards.
SECTION 2.08. Temporary Bonds. Until definitive bonds of December 2016 Collateral Series are ready for delivery, there may be authenticated and issued in lieu of any thereof and subject to all of the provisions, limitations, and conditions set forth in Section 3.04 of the Indenture, temporary registered bonds of December 2016 Collateral Series without coupons.
SECTION 2.09. Mandatory Redemption. The bonds of December 2016 Collateral Series shall be subject to mandatory redemption as provided in the form thereof.
SECTION 2.10. Confirmation of Lien. The Company, for the equal and proportionate benefit and security of the holders of all Bonds at any time issued under the Indenture, hereby confirms the lien and security interest of the Indenture upon, and hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, and grants to the Trustee a security interest in, the Mortgaged Property, including all additional property heretofore made subject to the Indenture by virtue of one or more supplemental indentures.
ARTICLE III
EVENTS OF DEFAULT
SECTION 3.01. Notwithstanding Section 10.01 of the Original Indenture, the sole Event of Default with respect to the bonds of December 2016 Collateral Series shall be the occurrence of an “Event of Default” as defined by the Credit Agreement.

ARTICLE IV
MISCELLANEOUS
SECTION 4.01.    Except as herein otherwise expressly provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture; the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals herein or in the bonds of December 2016 Collateral Series (except the Trustee’s authentication certificate), all of which are made by the Company solely; and this Supplemental Indenture is executed and accepted by the Trustee, subject to all the terms and conditions set forth in the Indenture, as fully to all intents and purposes as if the terms and conditions of the Indenture were herein set forth at length.
SECTION 4.02. As supplemented by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed, and the Indenture as herein defined, and this Supplemental Indenture, shall be read, taken and construed as one and the same instrument.
SECTION 4.03. Nothing in this Supplemental Indenture contained shall or shall be construed to confer upon any person other than a Holder of Bonds issued under the Indenture, the Company and the Trustee any right or interest to avail himself of any benefit under any provision of the Indenture or of this Supplemental Indenture.
SECTION 4.04. This Supplemental Indenture may be simultaneously executed in several counterparts and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, FIRSTENERGY NUCLEAR GENERATION, LLC, party of the first part hereto, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., party of the second part hereto, have caused these presents to be executed in their respective names as of the day and year first above written.

FIRSTENERGY NUCLEAR GENERATION, LLC

By:	/s/ Jason J. Lisowski
Jason J. Lisowski
Controller and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Lawrence M. Kusch
Name: Lawrence M. Kusch
Title: Vice President

Signature Page to Sixth Supplemental Indenture
FirstEnergy Nuclear Generation, LLC

STATE OF OHIO    )
    )ss.:
COUNTY OF Summit    )
On the 19th day of December, 2016, personally appeared before me, a Notary Public in and for the said County and State aforesaid, Jason J. Lisowski, to me known and known to me to be the Controller and Treasurer of FIRSTENERGY NUCLEAR GENERATION, LLC, the limited liability company which executed the foregoing instrument, and who severally acknowledged that he did sign such instrument as such Controller and Treasurer of FIRSTENERGY NUCLEAR GENERATION, LLC, the same is his free act and deed and the free and company act and deed of said limited liability company.
IN WITNESS WHEREOF, I have hereunto set my hand and seal the 19th day of December, 2016.

/s/ Michele A. Buchtel
Michele A Buchtel , Notary Public
Commission Expires 8/28/21

[NOTARIAL SEAL] Michele A. Buchtel
Notary Public
State of Ohio
Recorded in Summit County
My Comm. Exp. 08/28/2021

Signature Page to Sixth Supplemental Indenture
FirstEnergy Nuclear Generation, LLC

STATE OF Illinois    )
    )ss.:
COUNTY OF Cook    )
On the 19th day of December, 2016, personally appeared before me, a Notary Public in and for the said County and State aforesaid, Lawrence M. Kusch, to me known and known to me to be a Vice President of THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., the national banking association which executed the foregoing instrument, and who severally acknowledged that he did sign such instrument as such Vice President for and on behalf of said national banking association and that the same is his free act and deed and the free and corporate act and deed of said national banking association.
IN WITNESS WHEREOF, I have hereunto set my hand and seal the 19th day of December, 2016.

/s/ Colleen Sketch
Colleen Sketch , Notary Public
Commission Expires May 20, 2017

[OFFICIAL SEAL] Colleen Sketch
Notary Public – State of Illinois
My Commission Expires May 20, 2017

Signature Page to Sixth Supplemental Indenture
FirstEnergy Nuclear Generation, LLC

The Bank of New York Mellon Trust Company, N.A. hereby certifies that its precise name and address as Trustee is:
The Bank of New York Mellon Trust Company, N.A.
Global Corporate Trust
1660 West 2nd Street, Suite 830
Cleveland, Ohio 44113

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Lawrence M. Kusch
Name: Lawrence M. Kusch
Title: Vice President

Signature Page to Sixth Supplemental Indenture
FirstEnergy Nuclear Generation, LLC

THIS INSTRUMENT PREPARED BY:

Lucas F. Torres
Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, NY 10036

Exhibit A
[FORM OF FIRST MORTGAGE BOND OF BONDS OF DECEMBER 2016 COLLATERAL SERIES L]
THIS BOND IS NOT TRANSFERABLE EXCEPT (I) TO A PERMITTED SUCCESSOR OR ASSIGNEE OF THE LENDER UNDER THE CREDIT AGREEMENT (AS DEFINED BELOW), (II) IN CONNECTION WITH THE EXERCISE OF THE RIGHTS AND REMEDIES OF THE HOLDER HEREOF CONSEQUENT UPON AN “EVENT OF DEFAULT” AS DEFINED IN THE CREDIT AGREEMENT REFERRED TO HEREIN OR (III) AS MAY BE NECESSARY TO COMPLY WITH A FINAL ORDER OF A COURT OF COMPETENT JURISDICTION IN CONNECTION WITH ANY BANKRUPTCY OR REORGANIZATION PROCEEDING OF THE COMPANY.
FIRSTENERGY NUCLEAR GENERATION, LLC
First Mortgage Bond, Collateral Series L of 2016 due 2018
Due December 31, 2018
$[_____________________]                                No. R-__
FIRSTENERGY NUCLEAR GENERATION, LLC (formerly known as FirstEnergy Nuclear Generation Corp.), a limited liability company of the State of Ohio (herein, together with its successors and assigns, the “Company”), for value received promises to pay to FirstEnergy Corp., an Ohio corporation (the “Lender”), under that certain Credit Agreement, dated as of December 6, 2016, among FirstEnergy Solutions Corp., an Ohio corporation, as Borrower (the “Borrower”), the Company and FirstEnergy Generation, LLC, an Ohio limited liability company (“FG”), as Guarantors, and the Lender (such Credit Agreement, as amended from time to time, hereinafter the “Credit Agreement”), or permitted assigns, on December 31, 2018, the principal sum of [        ] Dollars or, at any time (if less), such lesser principal amount as is equal to the product of the Nuclear FMB Ratio and the aggregate of the sum of (a) the Outstanding Credits at such time, plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations that are outstanding under the Credit Agreement at such time, and to pay interest on said principal amount from the date hereof at such rate or rates per annum on each day as shall cause the amount of interest payable on the Bonds of this series on an Interest Payment Date (as hereinafter defined) to equal the sum of the amount of accrued interest on such Outstanding Credits and outstanding Reimbursement Obligations plus the amount of accrued Surety Credit Support fees pursuant to Section 2.05 of the Credit Agreement payable on such Interest Payment Date; provided, however, that such interest rate or rates shall not exceed ten percent (10%) per annum (calculated on the basis of a year of 360 days for the actual days elapsed). Said interest shall accrue hereon until the principal hereof shall be paid in full, subject to Section 2.04 of the Sixth Supplemental Indenture dated as of December 19, 2016 (as amended, supplemented, modified or restated, the “Supplemental Indenture”), executed and delivered by the Company to the Trustee (as hereinafter defined), which provides for certain credits towards payment of principal of, and interest on, the Bonds of this series. Interest shall accrue on the Bonds of this series from the date of issuance hereof, and the payment thereof shall be credited as provided in Section 2.04(a) and (c) of the Supplemental Indenture unless and until the Trustee receives the notice contemplated by Section 2.04(b) or (d) of the Supplemental Indenture, whereupon the interest on the Bonds of this series shall become and remain due and payable until such time as the Trustee receives a further written notice (including a telecopy or other form of written telecommunication) from an Authorized Representative of the Lender stating that such payments need not continue. The interest on each Bond of this series so payable on any Interest Payment Date shall, subject to the exceptions provided in Section 3.07 of the Indenture (as hereinafter defined) and to the provisions of Section 2.04 of the Supplemental Indenture, be paid to the person in whose name such Bond is registered on the date of such payment. The principal of, and the interest on, this Bond shall be payable at the office or agency of the Company in the City of Cleveland, State of Ohio in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.
As used herein, “Interest Payment Date” shall mean the applicable date for the payment of accrued interest on Outstanding Credits plus outstanding Reimbursement Obligations and accrued Surety Credit Support Fee under the Credit Agreement and the terms “Advances,” “Commitment,” “Guarantor,” “Note,” “Outstanding Credits,” “Reimbursement Obligation,” and “Surety Credit Support,” and “Surety Credit Support Cap” shall have the respective meanings set forth in the Credit Agreement.
This Bond is one of an issue of Bonds of the Company known as its First Mortgage Bonds, issued and to be issued in one or more series under and secured by an Open-End Mortgage, General Mortgage Indenture and Deed of Trust, dated as of June 1, 2009, duly executed by the Company to The Bank of New York Mellon Trust Company, N.A., a national banking association organized and existing under the laws of the United States of America, as Trustee (the “Trustee”), and indentures supplemental thereto, heretofore or hereafter executed, including the Sixth Supplemental Indenture dated as of December 19, 2016 (as amended, supplemented, modified or restated, the “Supplemental Indenture”), to which Open-End Mortgage, General Mortgage Indenture and Deed of Trust and all indentures supplemental thereto (collectively referred to as the “Indenture”) reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the terms and conditions upon which such Bonds are, and are to be, issued and secured, and the rights of the owners of such Bonds and the Trustee in respect of such security. As provided in the Indenture, such Bonds may be in various principal sums, are issuable in series, may mature at different times, may bear interest at different rates and may otherwise vary as therein provided; and this Bond is one Bond of a series entitled “First Mortgage Bonds, Collateral Series L of 2016 due 2018,” created by the Supplemental Indenture, as provided for in the Indenture, and authorized for issuance in an aggregate principal amount of up to $450,000,000.
Any payment of Advances and Reimbursement Obligations made by or on behalf of the Borrower in respect of the Credit Agreement shall be deemed a payment in respect of this Bond, but such payment shall not reduce the principal amount of this Bond then in effect unless the amount available to be advanced under the Commitment is irrevocably reduced concurrently with such payment pursuant to a Voluntary Commitment Reduction or a Mandatory Commitment Reduction or an irrevocable reduction to the Surety Credit Support Cap. The obligation of the Borrower to make payments with respect to the principal of and interest on the bonds of December 2016 Collateral Series shall be fully satisfied and discharged to the extent that, at any time that any such payment shall be due, the Borrower shall have paid fully all the Outstanding Credits and Reimbursement Obligations, and the Commitments shall have been terminated. In the event that all of the Borrower’s obligations under the Credit Agreement have been discharged and the Note shall have been cancelled, this Bond shall be deemed paid in full and the Holder shall surrender this Bond to the Trustee for cancellation.
The Bonds of this series shall be redeemed promptly, without notice, by the Company in whole at 100% of the principal amount thereof plus accrued interest to the date of redemption (the “Redemption Price”) following receipt by the Trustee of written demand for redemption (a “Redemption Demand”) from an Authorized Representative of the Lender under the Credit Agreement stating that (i) all of the Advances or Reimbursement Obligations under the Credit Agreement have become or have been declared to be immediately due and payable as a result of the occurrence and continuance of an “Event of Default” under the Credit Agreement and (ii) that the Lender has demanded payment thereof from the Borrower; provided that the Bonds of this series shall be redeemed automatically by the Company, without notice (other than to the Trustee), in whole at the Redemption Price, if the Advances and Reimbursement Obligations under the Credit Agreement have become immediately due and payable as a result of the occurrence of an “Event of Default” under the Credit Agreement with respect to the Borrower or any Subsidiaries (as defined in the Credit Agreement) under Section 6.01(f) of the Credit Agreement. Such redemption shall be effected on the fifth Business Day (a) following receipt by the Trustee of the Redemption Demand, if such Redemption Demand is required, or (b) the occurrence of an “Event of Default” under the Credit Agreement with respect to the Borrower or any Subsidiaries (as defined in the Credit Agreement) under Section 6.01(f) of the Credit Agreement. Any payment of the Redemption Price made to the Lender shall constitute a payment by the Borrower in respect of the Outstanding Credits and the Reimbursement Obligations under the Credit Agreement. A Redemption Demand shall be rescinded and shall be null and void for all purposes of the Indenture upon receipt by the Trustee, no later than the Business Day prior to the date fixed for redemption, of a written notice from the Lender withdrawing said Redemption Demand.
For the avoidance of doubt, in accordance with Section 2.19 of the Credit Agreement, the Holder acknowledges that the obligations of the Borrower, each Guarantor party thereto, including the Company and FG, under the Credit Agreement and any Loan Document defined therein shall not constitute “FES Indebtedness” or “Genco Indebtedness” for purposes of Section 2 of each of the 2007 Guaranties (defined herein). Accordingly, the Holder acknowledges that the obligations of the Company under this Bond shall not constitute “FES Indebtedness” or “Genco Indebtedness” as defined in Section 2 of each of the 2007 Guaranties, and shall not be entitled to the benefits of any of the 2007 Guaranties. The acknowledgments, representations and agreements in this paragraph are those of the Holder alone and not the Trustee. The Trustee provides no acknowledgment, representation or agreement with respect to the treatment of the obligations of the Borrower and the Guarantors under the Credit Agreement and the related Loan Documents.
The term “2007 Guaranties” shall mean, collectively (i) the Guaranty, dated as of March 26, 2007, of the Borrower with respect to certain indebtedness of Company, (ii) the Guaranty, dated as of March 26, 2007, of the Borrower with respect to certain indebtedness of FG (as defined below), (iii) the Guaranty, dated as of March 26, 2007, of the Company with respect to certain indebtedness of the Borrower and (iv) the Guaranty, dated as of March 26, 2007, of FG with respect to certain indebtedness of the Borrower.
No recourse shall be had for the payment of the principal of or premium, or interest, if any, on this Bond, or any part hereof, or for any claim based hereon or otherwise in respect hereof, or of the indebtedness represented hereby, or upon any obligation, covenant or agreement under the Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any Constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability of incorporators, stockholders, officers and directors being released by the registered owner hereof by the acceptance of this Bond and being likewise waived and released by the terms of the Indenture.
This Bond is nontransferable except to effect transfer (i) to any permitted successor or assignee of the Lender under the Credit Agreement, (ii) in connection with the exercise of the rights and remedies of the holder hereof consequent upon an “Event of Default” as defined in the Credit Agreement, or (iii) as may be necessary to comply with a final order of a court of competent jurisdiction in connection with any bankruptcy or reorganization proceeding of the Company. But this Bond is exchangeable by the registered holder hereof, in person or by attorney duly authorized, at the Corporate Trust Office of the Trustee, any such permitted transfer or exchange to be made in the manner and upon the conditions prescribed in the Indenture, upon the surrender and cancellation of this Bond and the payment of any applicable taxes and fees required by law, and upon any such transfer or exchange a new registered Bond or Bonds of the same series and tenor, will be issued to the authorized transferee, or the registered holder, as the case may be. The Company and the Trustee may deem and treat the person in whose name this Bond is registered as the absolute owner for the purpose of receiving payment of or on account of the principal and interest due hereon and for all other purposes.
This Bond shall not be valid until authenticated by the manual signature of the Trustee, or a successor Trustee or Authenticating Agent appointed pursuant to the Indenture.

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IN WITNESS WHEREOF, the Company has caused this Bond to be executed in its name by the manual or facsimile signature of an Authorized Executive Officer and attested by the manual or facsimile signature of another Authorized Executive Officer.
Dated: December 19, 2016
FIRSTENERGY NUCLEAR GENERATION, LLC

By:_______________________________________
Name: Jason J. Lisowski
Title:    Controller and Treasurer

Attest:

_________________________________________
Kelley E. Mendenhall
Vice President and Corporate Secretary
[FORM OF TRUSTEE’S AUTHENTICATION CERTIFICATE]
TRUSTEE’S AUTHENTICATION CERTIFICATE
This is one of the Bonds of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:__________________________________
Authorized Signatory

Schedule 1 Filing Offices For the Original Indenture
Plant	Jurisdiction/Filing Office	Recording Information	Date filed
Davis Besse	Office of the County Recorder of Ottawa County, Ohio	OR Volume 1278, Page 204	June 12, 2009
Perry	Office of the County Recorder of Lake County, Ohio	Document # 2009R015200	June 12, 2009
Beaver Valley	Office of the County Recorder of Beaver County, Pennsylvania	Instrument No. 3346070	June 12, 2009